SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                      _____________________

                            FORM 8-K

                         CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 1997

                    Presidio Capital Corp.
       (Exact Name of Registrant as Specified in Charter)


   British Virgin Islands         0-25780              N/A
(State or Other Jurisdiction   (Commission        (IRS Employer
   of Incorporation)           File Number)    Identification No.)


c/o Hemisphere Management (Cayman) Limited
Zephyr House, Mary Street, Grand Cayman
Cayman Islands, British West Indies                  N/A
(Address of Principal Executive Offices)          (Zip Code)

Registrant's telephone number, including area code:(441)295-9166


  (Former Name or Former Address, if Changed Since Last Report)



                             <PAGE




Item 5.   Other Events.

          Presidio Capital Corp. (the "Registrant") announced on October 28, 1997 that it had entered into an agreement with Wexford Management LLC ("Wexford") to retain Wexford as a consultant with respect to the transitioning of the management of the Registrant. Wexford has been responsible for the management and administration of the Registrant and its subsidiaries since the Registrant began operations on November 3, 1994. Under the Registrant's new agreement with Wexford, Wexford will provide consulting services relating to the management of the Registrant for up to six months following the November 3, 1997 expiration of Wexford's existing agreement with the Registrant.

          Additionally, the Registrant announced on October 28, 1997 the appointment of Richard J. Sabella as President and Chief Executive Officer of the Registrant. Mr. Sabella is a partner of Northstar Capital Partners, a principal shareholder of the Registrant.

          The complete text of the press release issued by the Company is attached hereto as an exhibit and is hereby incorporated by reference in its entirety to this item.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          c.   Exhibits

               99.1  Press Release, dated October 28, 1997

                             <PAGE




                           SIGNATURES

          Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                         PRESIDIO CAPITAL CORP.



Dated:  October 31, 1997                  By: /s/ Richard J. Sabella
                                              Richard J. Sabella
                                              President and Chief
                                              Executive Officer